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                                                                  Exhibit 23(e)

                CONSENT OF McDONALD & COMPANY SECURITIES, INC.

    We consent to the inclusion in the Proxy Statement/Prospectus of Enterprise Federal Bancorp, Inc. and North Cincinnati Savings Bank of the use of the form of our opinion and to the summarization of our opinion in the Proxy Statement/Prospectus under the caption "Opinion of McDonald & Company." Further, we consent to all references to our firm in such Proxy
Statement/Prospectus.


                                    /s/ McDONALD & COMPANY SECURITIES, INC.
                                    McDONALD & COMPANY SECURITIES, INC.





Cleveland, Ohio
November 13, 1997